Exhibit 107

Calculation of Filing Fee Tables

Amendment No. 1 to Form S-1

(Form Type)

YOSHIHARU GLOBAL CO.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees Previously Paid	Other	Units consisting of one share of Class A common stock, par value $0.0001 per share, and a warrant to purchase one share of Class A common stock(2)(3)	Rule 457(a) and/or (o)	4,000,000	$4.13	$ 23,000,000	0.0000927	$ 2,132.10
N/A	Equity	Class A common stock included as part of the units(4)(6)	Rule 457(g)	4,000,000	—	—	—	—(4)
N/A	Equity	Warrants included as part of the units(4)	Rule 457(g)	4,000,000	—	—	—	—(4)
Fees Previously Paid	Equity	Class A common stock underlying the warrants included in the units(6)				$ 28,750,000		$ 2,665.13
N/A	Equity	Representative’s warrants(5)	Rule 457(g)		—	—	—	—(4)
Fees Previously Paid	Equity	Class A common stock underlying the Representative’s warrants(5)(6)				$ 1,437,500		$ 133.26
	Total Offering Amounts						$ 53,187,500
	Total Fees Previously Paid						$ 4,930.49(7)
	Total Fee Offsets						—
	Net Fee Due						—

(1)	There is no current market for the securities or price at which the shares are being offered. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Each unit consists of one share of Class A common stock and a warrant to purchase one share of Class A common stock at an exercise price per share equal to 125% of the unit offering price.
(3)	Includes shares of Class A common stock and/or warrants to purchase shares of Class A common stock that may be purchased by the underwriters pursuant to their over-allotment option.
(4)	Included in the price of the units. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(5)	We have agreed to issue to the representative of the several underwriters warrants to purchase the number of shares of Class A common stock in the aggregate equal to five percent (5%) of the shares of Class A common stock to be issued and sold in this offering (including any shares of Class A common stock sold upon exercise of the over-allotment option). The warrants are exercisable for a price per share equal to 125% of the public offering price. The warrants are exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing six (6) months from the date of commencement of sales of the offering. This registration statement also covers such shares of Class A common stock issuable upon the exercise of the representative’s warrants. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $1,437,500.00, which is equal to 125% of $1,150,000.00 (5% of $23,000,000.00). “Underwriting” contains additional information regarding underwriter compensation.
(6)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares as may be issued or issuable because of stock splits, stock dividends and similar transactions.
(7)	Previously paid.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		—	—	—		—
Fee Offset Sources	—	—	—		—						—
Rule 457(p)
Fee Offset Claims	—	—	—	—		—	—	—	—	—
Fee Offset Sources	—	—	—		—						—

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
—	—	—	—	—	—	—